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                                                                   EXHIBIT 99.2

                                                          FOR IMMEDIATE RELEASE
                                                   CONTACT:  CHARLES N. TALBERT
                                                 DIRECTOR OF INVESTOR RELATIONS
                                                                 (404) 262-3252


             JDN REALTY CORPORATION, SENIOR BANK GROUP REACH ACCORD
              FOR CONTINUED FUNDING UNDER CURRENT CREDIT AGREEMENT

ATLANTA, Ga. -- (March 7, 2000) -- JDN Realty Corporation (NYSE: JDN) today announced that it has entered into an agreement with its senior bank group to provide continued funding under its existing credit agreement. The continued funding agreement is a result of the Company's negotiations with the bank group regarding the effects of events of default which have been determined to exist under the existing credit facility. Under the terms of the agreement, the bank group will continue to provide JDN access to credit on an unsecured basis through mid-April. In addition, JDN and the bank group have agreed to negotiate in good faith with a view toward executing an amendment to the existing credit agreement or other appropriate agreement on or before March 28, 2000.

"The signing of this agreement is an important first step for JDN Realty Corporation as we move to put recent events behind us," said William J. Kerley, Chief Financial Officer of JDN. "Moreover, this agreement, along with our disclosure in February, demonstrate JDN's commitment to address and resolve the matters at hand in a timely and complete manner, " said Kerley.

As previously announced, a special committee of the JDN Board of Directors has been conducting an inquiry into certain undisclosed compensation arrangements and related party transactions. This inquiry is expected to be complete in the near future. JDN is also continuing its analysis of the financial statement, income tax and payroll tax implications of these arrangements and transactions.

JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the Company owns and operates directly or indirectly 115 properties, containing approximately 12.7 million square feet of gross leasable area, located in 17 states. The common stock and preferred stock of JDN Realty Corporation are listed on the New York Stock Exchange under the symbol "JDN" and "JDNPrA," respectively.

JDN REALTY CORPORATION CONSIDERS THE PORTIONS OF THE INFORMATION CONTAINED IN THIS RELEASE AND STATEMENTS MADE IN CONNECTION WITH THIS RELEASE, WITH RESPECT TO THE COMPANY'S BELIEFS AND EXPECTATIONS OF THE OUTCOME OF FUTURE EVENTS, SUCH AS THE ESTIMATES OF THE AMOUNTS AND ACCOUNTING TREATMENT FOR THE UNREPORTED COMPENSATION AND TRANSACTIONS NOTED IN THIS RELEASE, TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. SUCH STATEMENTS ARE, BY THEIR NATURE, SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. WE CAUTION YOU THAT A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO, THE MANAGEMENT CHANGES DESCRIBED IN THIS RELEASE, THE SEARCH FOR A NEW CHIEF EXECUTIVE OFFICER, THE ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES, THE IMPACT OF ANY RESTATED FINANCIAL STATEMENTS AND THE EVENTS DESCRIBED IN THIS RELEASE ON




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THE MARKET CAPITALIZATION OF THE COMPANY AND ON THE COMPANY'S EMPLOYEES,
CREDITORS AND TENANTS, THE INABILITY TO MAINTAIN CURRENT DIVIDEND LEVELS, OR ANY LITIGATION OR REGULATORY ACTIONS TAKEN AS A RESULT OF THE EVENTS DESCRIBED IN THIS RELEASE, MAY ADVERSELY AFFECT THE COMPANY AND ITS RESULTS OF OPERATION. OTHER RISKS, UNCERTAINTIES AND FACTORS THAT COULD ADVERSELY AFFECT THE COMPANY AND ITS OPERATIONS ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FORMS 8-K, 10-Q AND 10-K. JDN REALTY CORPORATION DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

    For additional information, visit the Company's home page on the Internet at HTTP://WWW.JDNREALTY.COM.

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